                                                                     Exhibit 3.7


                                STATE OF DELAWARE                         PAGE 1

                        OFFICE OF THE SECRETARY OF STATE

                        --------------------------------


      I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS ON FILE OF "FIBERMARK FILTER AND TECHNICAL PRODUCTS, INC." AS RECEIVED AND FILED IN THIS OFFICE.

      THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:

      CERTIFICATE OF INCORPORATION, FILED THE TWENTY-FOURTH DAY OF SEPTEMBER, A.D. 1993, AT 11:30 O'CLOCK A.M.

      RESTATED CERTIFICATE, FILED THE FIFTH DAY OF NOVEMBER, A.D. 1993, AT 4:30 O'CLOCK P.M.

      CERTIFICATE OF AMENDMENT, FILED THE SEVENTEENTH DAY OF OCTOBER, A.D. 1994, AT 3:30 O'CLOCK P.M.

      CERTIFICATE OF AGREEMENT OF MERGER, FILED THE THIRTY-FIRST DAY OF OCTOBER, A.D. 1996, AT 1:15 O'CLOCK P.M.

      CERTIFICATE OF OWNERSHIP, CHANGING ITS NAME FROM "CPG INVESTORS INC." TO "FIBEBMARK FILTER AND TECHNICAL PRODUCTS, INC.", FILED THE TWENTY-NINTH DAY OF DECEMBER, A.D. 1997, AT 4:40 O'CLOCK P.M.

      AND I DO HEREBY FURTHER CERTIFY THAT THE EFFECTIVE DATE OF THE AFORESAID CERTIFICATE OF OWNERSHIP IS THE THIRTY-FIRST DAY OF DECEMBER, A.D. 1997.


[Seal] /s/ Harriet Smith Windsor
       -------------------------
       HARRIET SMITH WINDSOR, SECRETARY OF STATE

2352362 8100H                                           AUTHENTICATION: 1062925

010164666                                                         DATE: 04-04-01

                                STATE OF DELAWARE                         PAGE 2

                        OFFICE OF THE SECRETARY OF STATE
                        --------------------------------


      AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CERTIFICATES ARE THE ONLY CERTIFICATES ON RECORD OF THE AFORESAID CORPORATION.


[Seal] /s/ Harriet Smith Windsor
       -------------------------
       HARRIET SMITH WINDSOR, SECRETARY OF STATE

2352362 8100H                                           AUTHENTICATION: 1062925

010164666                                                         DATE: 04-04-01

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 11:30 AM 09/24/1993
723267081 - 2352382


                          CERTIFICATE OF INCORPORATION

                                       OF

                               CPG INVESTORS INC.


               Pursuant to ss. 102 of the General Corporation Law
                            of the State of Delaware


      The undersigned, in order to form a corporation pursuant to Section 102 of the General Corporation Law of Delaware, does hereby certify:

      FIRST: The name of the Corporation is

                               CPG INVESTORS INC.

      SECOND: The address of the Corporation's registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street in the City of Wilmington, County of New Castle, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.

      THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

      FOURTH: The total number of shares which the Corporation shall have authority to issue is 1,000 shares of Common Stock, par value $1.00 per share.

            1. DIVIDENDS. The holders of shares of Common Stock shall be entitled to receive, when and if declared by the Board of Directors, out of the assets of the Corporation which are by law available therefor, dividends payable either in cash, in property, or in shares of Common Stock.

            2. VOTING RIGHTS. At every annual or special meeting of stockholders of the Corporation, every holder of Common Stock shall be entitled to one vote, in person or by proxy, for each share of Common Stock standing in his name on the books of the Corporation.

            3. LIQUIDATION, DISSOLUTION, OR WINDING UP. In the event of any voluntary or involuntary liquidation, dissolution, or winding up of the affairs of the Corporation, after payment or provision for payment of the debts and other liabilities of the Corporation, the holders of all outstanding shares of Common Stock shall be entitled to share ratably in the remaining net assets of the Corporation.

      FIFTH: The name and mailing address of the Incorporator is as follows:

      NAME                    MAILING ADDRESS

      Ben I. Adler     Fried, Frank, Harris, Shriver & Jacobson
                       One New York Plaza
                       New York, New York 10004

      SIXTH: The Board of Directors is expressly authorized to adopt, amend, or repeal the by-laws of the Corporation.

      SEVENTH: Elections of directors need not be by written ballot unless the by-laws of the Corporation shall otherwise provide.

      EIGHTH: A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director; PROVIDED, HOWEVER, that the foregoing shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit. If the General Corporation Law of Delaware is hereafter amended to permit further elimination or limitation of the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of Delaware as so amended. Any repeal or modification of this Article EIGHTH by the stockholders of the Corporation or otherwise shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

      NINTH: Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which said application has been made, be binding on all the creditors or class of creditors, and/or on all of the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

      TENTH: The Corporation reserves the right to amend, alter, change, or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

      IN WITNESS WHEREOF, I have hereunto set my hand this 24th day of September, 1993 and I affirm that the foregoing certificate is my act and deed and that the facts stated therein are true.


                                                      /s/ Ben I. Adler
                                                      --------------------------
                                                      Ben I. Adler, Incorporator


l819J

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 04:30 PM 11/05/1993
723309132 - 2352362


                      RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                               CPG INVESTORS INC.

                               ------------------

                (Pursuant to Sections 242 and 245 of the General
                    Corporation Law of the State of Delaware)

      The undersigned Managing Director and Secretary of CPG Investors Inc., a corporation organized and existing under the laws of the State of Delaware, hereby certify as follows:

      1. The Corporation's present name is CPG Investors Inc. The date of filing of its original Certificate of Incorporation with the Secretary of State was September 24, 1993.

      2. This restated certificate of Incorporation amends the certificate of Incorporation of the Corporation, as now in effect, to increase its authorized capital Stock, to create new classes of stock, to reclassify the outstanding 100 shares of its Common Stock into 104,286 shares of Class C Common Stock, and restates and integrates into a single instrument all of the provisions thereof as amended. The Restated Certificate of Incorporation was proposed by the Board of Directors and adopted by the stockholders of the Corporation in the manner and by the vote prescribed by Section 242 of the General Corporation Law of the State of Delaware, the written consent of the stockholders having been given in accordance with section 228 of such Law and written notice having been given as provided in such Section 228, and is as follows:

            FIRST: The name of the Corporation is CPG Investors Inc.

            SECOND: The address of the Corporation's registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

            THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law.

            FOURTH: The total number of shares of all classes of stock which the Corporation shall have authority to issue is Five Hundred Seventy-One Thousand Four Hundred Twenty-Nine (571,429) shares, all with a par value of One Cent ($.O1) per share, of which Four Hundred Fifty-Seven Thousand One Hundred Forty-Three (457,143) shares shall be designated as Class A Common Stock, Ten Thousand (10,000) shares shall be designated as Class B Common Stock, and One Hundred Four Thousand Two Hundred Eighty-Six (104,286) shares shall be designated as Class C Common Stock.

            A statement of the powers, preferences, and rights, and the qualifications, limitations or restrictions thereof, in respect of each class of stock is as follows:

            1. DIVIDENDS AND DISTRIBUTIONS:

            1.01 The holders of the Class A Common Stock, the Class B Common Stock and the Class C Common Stock shall be entitled to receive dividends and distributions, including distributions in connection with the liquidation, dissolution or winding up of the affairs of the Corporation, when and as declared or made by the Board of Directors of the Corporation, out of funds of the corporation legally available therefor, payable on such dividend or distribution payment dates to stockholders of record on such record dates, not exceeding 60 days preceding the dividend or distribution payment dates, as shall be fixed for the purpose by the Board of Directors of the Corporation, upon the following terms:

            1.01(a). Dividends or distributions in connection with the liquidation, dissolution or winding up of the affairs of the Corporation, or not paid out of the current and accumulated earnings and profits (which as used herein shall mean earnings and profits as referred to in the Internal Revenue Code of 1986, as amended (the "Code")) of the Corporation shall be paid in accordance with Sections 1.01(a)(i), 1.01(a)
      (ii) and 1.01(a)(iii). A dividend or distribution shall be deemed as "not paid out of the current and accumulated earnings and profits of the Corporation" to the extent the amount of such dividend or distribution exceeds the amount of current and accumulated earnings and profits which the Corporation would have at the end of the fiscal year in which such dividend or distribution is declared (not taking into account such dividend or distribution) as estimated in good faith by the Board of Directors at the time of declaration.

            1.01(a)(i). First, exclusively to the holders of the shares of Class A Common Stock, ratably to each such holder in the proportion that the number of shares of Class A Common Stock held by such holder bears to the total outstanding shares of Class A Common Stock, until the sum of all dividends and distributions under this Section 1.01(a)(i) to each holder of Class A Common Stock in cash or in kind (valued in the manner set forth in Section 1.01(c) below) equals Ten Dollars ($10) for each share of Class A Common Stock held by such holder.

            1.01(a)(ii). After each holder of shares of Class A Common Stock shall have received dividends and distributions under section 1.01(a)(i) totalling Ten Dollars ($10) for each share of Class A Common Stock held by such holder, then exclusively to the holders of the shares of Class B Common Stock and Class C Common Stock, ratably to each such holder in the proportion that the number of shares of Class B Common Stock and/or Class C Common Stock held by such holder bears to the sum of the total outstanding shares of Class B Common Stock and Class C Common Stock, until the sum of all dividends and distributions under this Section 1.01(a)(ii) to each holder of Class B Common stock and/or Class C Common Stock in cash or in kind (valued in the manner set forth in Section 1.01(c) below) equals Ten Dollars ($10) for each share of Class B Common Stock and/or Class C Common Stock held by such holder.

            1.01(a)(iii). After each holder of shares of Class B Common Stock and Class C Common Stock shall have received dividends and distributions under Section 1.01(a)(ii) totalling Ten Dollars ($10) for each share of Class B Common Stock and/or Class C Common Stock held by such holder, then to all of the holders of shares of Class A Common Stock, Class B Common Stock and Class C Common Stock, ratably to each such holder in the proportion that the number of shares of Class A Common Stock, Class B Common Stock and/or Class C Common Stock held by such holder bears to the total number of outstanding shares of all such classes of stock of the Corporation.

            1.01(b). Dividends or distributions not covered by Section 1.01(a) shall be paid ratably to all of the holders of the Class A Common Stock, Class B Common Stock and Class C Common Stock in the proportion that the number of shares of Class A Common Stock, Class B Common stock and/or Class C Common Stock held by such holder bears to the total number of outstanding shares of all such classes of stock of the Corporation.

            1.01(c). Dividends or distributions of any property of the Corporation shall be made as follows:

            1.01(c)(i). The value of such property shall be determined in the manner set forth in Section 1.01(c)(ii) on the last business day prior to such distribution; and such property shall be deemed to have been sold with the resulting net proceeds being equal to such value and shall be distributed to the holders of shares of stock of the Corporation in accordance with Sections 1.01(a) and 1.01(b).

            1.01(c)(ii). For the purpose of determining the value of any property of the Corporation, freely marketable securities which are listed on a national securities exchange shall be valued at the average of their last sales prices on each of the last 20 trading days ending on and including the date of determination. If no sales occurred on any such trading day, such sales price shall be deemed to be the mean between the "bid" and "ask" prices on such day. Freely marketable securities which are not so listed shall be valued at the average of their last closing "bid" and "ask" prices on each of the last 20 trading days ending on and including the date of determination on the basis of quotations furnished by the National Association of Securities Dealers Incorporated, if available. Any security which is held under the representation that it has been acquired for investment and not with a view to public sale or distribution or which is held subject to any other restriction affecting marketability shall be valued at such discount from the value determined under the applicable provisions above as the Board of Directors of the Corporation deems necessary to reflect properly the restricted marketability of such securities. Notwithstanding the foregoing, securities which are not freely marketable securities and all other property may be assigned such value as the Board of Directors of the Corporation determines to be the fair value. All matters concerning the valuation of the property of the Corporation, the determination of earnings and profits and accounting procedures not specifically and expressly provided for by the terms of this Restated Certificate of Incorporation shall be determined by the Board of Directors of the Corporation, whose determination shall, when made in good faith and with due care to the performance of its duties, be final and conclusive as to all of the holders of outstanding shares of the Corporation.

      2. VOTING RIGHTS.

            2.01. Except as expressly required by statute, the entire voting power and all voting rights shall be vested exclusively in the Class B Common Stock. Each holder of Shares of the Class B Common Stock shall be entitled to one (1) vote for each share of the Class B Common Stock standing in such holder's name on the books of the Corporation. At the election of directors of the Corporation, each holder of shares of Class B Common Stock shall be entitled to as many votes as shall equal the number of votes which (except for such provision as to cumulative voting) such holder would be entitled to cast for the election of directors with respect to such holder's shares of Class B Common Stock multiplied by the number of directors to be elected, and such holder may cast all of such votes for a single director or may distribute them among the number to be voted for, or for any two or more of them as such holder may see fit.

            FIFTH: Elections of directors need not be made by ballot unless the By-Laws of the Corporation so provide.

            SIXTH: The Board of Directors at the Corporation may make By-Laws and from time to time may alter, amend or repeal By-Laws.

            SEVENTH: to the fullest extent permitted by the Delaware General Corporation Law as the same exists or may hereafter be amended, a Director of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a Director.

      3. On the date this Restated Certificate of Incorporation becomes effective, the presently outstanding 100 shares of Common Stock, par value $1.00 per share, of the Corporation shall, without any action on the part of the respective holders thereof, be reclassified and changed into 104,286 shares of the Class C Common Stock, par value $.01 per share, of the Corporation.


      IN WITNESS WHEREOF, the undersigned have signed this instrument as at this 5th day of November, 1993.


                                            /s/ A. William Hamill
                                            ------------------------------------
                                            Managing Director (Duly authorized
                                            to act in the capacity of President)


                                    Attest: /s/ James E. Rogers
                                            ------------------------------------
                                            James E. Rogers
                                            Secretary

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED O3:3O PM 10/17/1994
944197109 - 2352362


                            CERTIFICATE OF AMENDMENT

                                       OF

                      RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                               CPG INVESTORS INC.

                               ------------------

                     (Pursuant to Section 242 of the General
                    Corporation Law of the State of Delaware)


      CPG Investors Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify:

      FIRST: That resolutions were duly adopted by the Board of Directors of CPG Investors Inc. setting forth a proposed amendment of the Restated Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling for submission of said amendment to the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

            RESOLVED, that the Board of Directors hereby declares it advisable to increase the number of authorized shares of Class A Common Stock and Class B Common Stock of the Corporation and, for that purpose, that the Corporation's Restated Certificate of Incorporation be amended as follows:

            Delete the first sentence of paragraph FOURTH of the Certificate of Incorporation of the Corporation, as amended and restated on November 5, 1993, and substitute therefor the following:

            FOURTH: The total number of shares of all classes of stock which the Corporation shall have authority to issue is Five Hundred Seventy-Seven Thousand Two Hundred One (577,201) shares, all with a par value of One Cent ($.01) per share, of which Four Hundred Sixty-Two Thousand Eight Hundred Fourteen (462,814) shares shall be designated as Class A Common Stock, Ten Thousand One Hundred One (10,101) shares shall be designated as Class B Common Stock, and One Hundred Four Thousand Two Hundred Eighty-Six (104,286) shares shall be designated as Class C Common Stock.

      SECOND: That thereafter, pursuant to resolution of its Board of Directors, said amendment was submitted to the stockholders of the Corporation and the necessary number of shares as required by statute were voted in favor of the amendment, the written consent of the stockholders having been given in accordance with Section 228 of the General Corporation Law of the State of Delaware and written notice having been given as provided in such Section 228.

      THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

      FOURTH: That the capital of said corporation shall not be reduced under or by reason of said amendment.

      IN WITNESS WHEREOF, CPG Investors Inc. has caused this certificate to be signed by A. William Hamill, its President, and by William W. Huffman, Jr., its Assistant Secretary, this 17th day of October, 1994.


                                            CPG INVESTORS INC.


                                            By: /s/ A. William Hamill
                                                --------------------------------
                                                A. William Hamill, President

                                            ATTEST: /s/ William W. Huffman, Jr.
                                                    ----------------------------
                                                    William W. Huffman, Jr.,
                                                    Assistant Secretary

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 01:15 PM 10/31/1996
960317655 - 2352362


                               AGREEMENT OF MERGER

      AGREEMENT OF MERGER, dated this 31st day of October, 1996, pursuant to
Section 251 of the General Corporation Law of the State of Delaware, between CPG Investors Inc. ("CPG Investors"), a Delaware corporation and CPG Acquisition Company ("Acquisition"), a Delaware corporation.

      WITNESSETH that:

      WHEREAS, all of the constituent corporations desire to merge into a single corporation;

      NOW, THEREFORE, the corporations, parties to this Agreement, in consideration of the mutual covenants, agreements and provisions hereinafter contained, do hereby prescribe the terms and conditions of said merger and mode of carrying the same into effect as follows;

      FIRST: CPG Investors hereby merges into itself Acquisition and said Acquisition shall be and hereby is merged into CPG Investors, which shall be the surviving corporation.

      SECOND: The Certificate of Incorporation of the surviving corporation is hereby amended and restated as set forth in Exhibit A.

      THIRD: At the effective time of the merger (the "Effective Time"), by virtue of the merger and without any action on the part of CPG Investors and Acquisition or their respective shareholders:

            (a) Each share of common stock, par value $0.01 per share, of CPG Investors (the "Common Stock") issued and outstanding immediately prior to the Effective Time shall be converted into the right to receive, in cash, a pro rata share of the aggregate merger consideration of $53,000,000 less outstanding indebtedness of CPG Investors to Crestar Bank at closing and certain amounts to be held in escrow as mutually agreed by CPG Investors and Acquisition and plus or minus certain other post-closing adjustments to be made after the Effective Time.

            (b) As of the Effective Time, all Common Stock shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each holder of a certificate representing any shares of Common Stock shall cease to have any rights with respect thereto, except the right to receive such holder's appropriate portion of the merger consideration upon surrender of its stock certificate.

            (c) Each share of Common Stock held in the treasury of the Company immediately prior to the Effective Time shall be cancelled and extinguished at the Effective Time without any conversion thereof and no payment shall be made with respect thereto.

            (d) At the Effective Time, each holder of an outstanding certificate that prior thereto represented Common Stock shall be entitled, upon surrender thereof to the Parent, to receive in exchange therefor such holder's appropriate portion of the merger consideration.

            (e) Each share of common stock, par value $.001 per share, of Acquisition issued and outstanding immediately prior to the Effective Time shall automatically without any action on the part of the holder thereof be converted into one validly issued, fully paid and nonassessable share of common stock of the surviving corporation.

      FOURTH: The terms and conditions of the merger are as follows:

            (a) The bylaws of Acquisition as they shall exist on the effective date of this Agreement shall be the bylaws of the surviving corporation until the same shall be altered, amended and repealed as therein provided.

      (b) The directors and committee members of the surviving corporation shall be the directors and committee members of Acquisition on the effective date, each holding the same directorship for the term elected and until their successors are duly elected or appointed and qualified.

      (c) This merger shall become effective on October 31, 1996.

      (d) Upon the merger becoming effective, all the property, rights, privileges, franchises, patents, trademarks, licenses, registrations and other assets of every kind and description of the merged corporation shall be transferred to, vested in and devolve upon the surviving corporation without further act or deed and all property, rights, and every other interest of the surviving corporation and the merged corporation shall be as effectively the property of the surviving corporation as they were of the surviving corporation and the merged corporation respectively. The merged corporation hereby agrees from time to time, as and when requested by the surviving corporation or by its successors or assigns, to execute and deliver or cause to be executed and delivered all such deeds and instruments and to take or cause to be taken such further or other action as the surviving corporation may deem necessary or desirable in order to vest in and confirm to the surviving corporation title to and possession of any property of the merged corporation acquired or to be acquired by reason of or as a result of the merger herein provided for and otherwise to carry out the intent and purposes hereof and the proper officers and directors of the merged corporation and the proper officers and directors of the surviving corporation are fully authorized in the name of the merged corporation or otherwise to take any and all such action.

      IN WITNESS WHEREOF, the parties to this Agreement, pursuant to the approval and authority duly given by resolution adopted by their respective Boards of Directors have caused these presents to be executed by the respective officer of each party hereto as the respective act, deed and agreement of each of said corporations on this 31st day of October, 1996.


                                                     CPG INVESTORS INC.


                                                     By: /s/ James E. Rogers
                                                         -----------------------
                                                         Name:  James E. Rogers
                                                         Title: Chairman


                                                      CPG ACQUISITION COMPANY


                                                     By:
                                                         -----------------------
                                                         Name:
                                                         Title:

      IN WITNESS WHEREOF, the parties to this Agreement, pursuant to the approval and authority duly given by resolution adopted by their respective Boards of Directors have caused these presents to be executed by the respective officer of each party hereto as the respective act, deed and agreement of each of said corporations on this 31st day of October, 1996.


                                                     CPG INVESTORS INC.


                                                     By:
                                                         -----------------------
                                                         Name:
                                                         Title:

                                                     CPG ACQUISITION COMPANY


                                                     By: /s/ Bruce Moore
                                                         -----------------------
                                                         Name:  Bruce Moore
                                                         Title: Vice President

      I, James, E. Rogers, Chairman of CPG Investors Inc. ("CPG Investors"), a corporation organized and existing under the laws of the State of Delaware, hereby certify, as such Chairman, that the Agreement of Merger to which this certificate is attached, after having been first duly signed on behalf of the said corporation and having been signed on behalf of CPG Acquisition Company, a corporation of the State of Delaware, was duly adopted pursuant to Section 228 of Title 8 of the Delaware Code by the written consent of a majority of the voting stockholders of CPG Investors, which Agreement of Merger was thereby adopted as the act of the stockholders of said CPG Investors, and the duly adopted agreement and act of the said corporation.

      WITNESS my hand on this 31st day of October, 1996.


                                                     /s/ James E. Rogers
                                                     --------------------------
                                                     James E. Rogers, Chairman

      I, Bruce Moore, Vice President of CPG Acquisition Company ("Acquisition"), a corporation organized and existing under the laws of the State of Delaware, hereby certify, as such Vice President, that the Agreement of Merger to which this Certificate is attached, after having been first duly signed on behalf of the said corporation and having been signed on behalf of CPG Investors Inc., a corporation of the State of Delaware, was duly adopted pursuant to Section 228 of Title 8 of the Delaware Code by the written consent of a majority of the voting stockholders of Acquisition, which Agreement of Merger was thereby adopted as the act of the stockholders of said Acquisition, and the duly adopted agreement and act of the said corporation.

      WITNESS my hand on this 31st day of October, 1996.


                                                     /s/ Bruce Moore
                                                     --------------------------
                                                     Bruce Moore, Vice President

                                                                       EXHIBIT A


                                    RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                               CPG INVESTORS INC.

                               ------------------

            I, THE UNDERSIGNED, in order to form a corporation for the purposes hereinafter stated, under and pursuant to the provisions of the General Corporation Law of the State of Delaware, as from time to time amended, do hereby certify as follows:

            FIRST: The name of the Corporation is

                  CPG INVESTORS INC.

            SECOND; The registered office of the Corporation in the State of Delaware is located at 1209 Orange Street, City of Wilmington, County of New Castle, Delaware 19801. The name of its registered agent in the State of Delaware at such address is The Corporation Trust Company.

            THIRD: The purpose of the Corporation is to engage, directly or indirectly, in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware as from time to time in effect.

            FOURTH: The total authorized capital stock of the Corporation shall be 1,000 shares of Common Stock, par value $0.01 per share.

            FIFTH: The business of the Corporation shall be managed under the direction of the Board of Directors except as otherwise provided by law. The number of Directors of the Corporation shall be fixed from time to time by, or in the manner provided in, the By-Laws. Election of Directors need not be by written ballot unless the By-Laws of the Corporation shall so provide.

                                                                       EXHIBIT A
                                                                          Page 2


            SIXTH: The Board of Directors may make, alter or repeal the By-Laws of the Corporation except as otherwise provided in the By-Laws adopted by the Corporation's stockholders.

            SEVENTH: The Directors of the Corporation shall be protected from personal liability, through indemnification or otherwise, to the fullest extent permitted under the General Corporation Law of the State of Delaware as from time to time in effect.

            1. A Director of the Corporation shall under no circumstances have any personal liability to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a Director except for those breaches and acts or omissions with respect to which the General Corporation Law of the State of Delaware, as from time to time amended, expressly provides that this provision shall not eliminate or limit such personal liability of Directors. Neither the modification or repeal of this paragraph 1 of Article SEVENTH nor any amendment to said General Corporation Law that does not have retroactive application shall limit the right of Directors hereunder to exculpation from personal liability for any act or omission occurring prior to such amendment, modification or repeal.

            2. The Corporation shall indemnify each Director and Officer of the Corporation to the fullest extent permitted by applicable law, except as may be otherwise provided in the Corporation's By-Laws, and in furtherance hereof the Board of Directors is expressly authorized to amend the Corporation's By-Laws from time to time to give full effect hereto, notwithstanding possible self interest of the Directors in the action being taken. Neither the modification or repeal of this paragraph 2 of Article SEVENTH nor any amendment to the General Corporation Law of the State of Delaware that does not have retroactive application shall limit the right of Directors and Officers to indemnification hereunder with respect to any act or omission occurring prior to such modification, amendment or repeal.

            EIGHTH; The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

[Letterhead of Moffatt Thomas]

December 29, 1997
VIA FAX

Delaware Secretary of State
Division of Corporations
Dover, Delaware 19903

RE: MERGER DOCUMENTS
MTBR&F File No. 15-1111-65

Gentlemen:

The following documents are being faxed with this letter:

1. Certificate of Merger of Specialty Paporboard/Endura. Inc. with and into Arcon Holdings Corp. PLEASE FILE THIS DOCUMENT FIRST.

2. Certificate of Ownership and Merger of Custom Papers Group Inc. and CPG Warren-Glen Inc. with and into CPG Holdings Inc. PLEASE FILE THIS DOCUMENT SECOND.

3. Certificate of Ownership and Merger of Arcon Coating Mills, Inc. with and into Arcon Holdings Corp. Please file this document after the aforementioned documents have been filed.

4. Certificate of Ownership and Merger of CPG Holdings Inc. with and into CPG Investors Inc. Please File This Document Last

Please send us certified copies of all of these documents. We would like 12-hour service. Please send the documents to us via federal express. Our federal express number is 1001-3636-8. Please charge your fees to Visa credit card number 4673 605 059 724, expiration date 4/99. If you have any questions, please call the undersigned at (208)385-5415. Thank you.

Sincerely yours.

/s/ Scott A. Tschirgi

Scott A. Tschirgi

                       CERTIFICATE OF OWNERSHIP AND MERGER
                                       OF
                                CPG HOLDINGS INC.
                                  WITH AND INTO
                               CPG INVESTORS INC.

            1. Annexed hereto is a true and correct copy of resolutions (the "Resolutions") adopted by the Board of Directors of CPG Investors Inc., a Delaware corporation incorporated on September 24, 1993, approving the merger of CPG Holdings Inc., a Delaware corporation incorporated on September 21, 1993, a wholly owned subsidiary of CPG Investors Inc., with and into CPG Investors Inc. CPG Investors Inc. will assume all of the obligations of CPG Holdings Inc.

            2. The date of adoption of the Resolutions was November 11, 1997.

            3. The surviving corporation is CPG Investors inc., which, in accordance with Section 253(b) of the Delaware General Corporation Law, hereby changes its name to "FiberMark Filter and Technical Products. Inc." as of the effective date of the merger.

            4. The merger shall he effective December 31, 1997.

            The undersigned, being the President and CEO and Secretary, respectively, of CPG Investors Inc., the parent corporation and owner of all the outstanding stock of CPG Holdings Inc., for the purpose of merging CPG Holdings Inc. with and into CPG Investors Inc. and upon the effective date of the merger to change the name of CPG Investors Inc., as the surviving corporation, to FiberMark Filter and Technical Products, Inc.," hereby declare and certify that this is our act and deed and the facts herein stated are true, and we do hereunto set our hands and seal this 18 day of December, 1997.

                                         CPG INVESTORS INC.


(SEAL)                                   By: /s/ Alex Kwader
                                             -----------------------------------
                                             Alex Kwader, President and CEO


ATTEST:

/s/ Paul S. Street
------------------------
Paul S. Street, Secretary


                                                               STATE OF DELAWARE
                                                              SECRETARY OF STATE
CERTIFICATE-1                                           DIVISION OF CORPORATIONS
                                                       FILED 04:40 PM 12/29/1997
                                                             971450704 - 2352362

STATE OF VERMONT   )
                   ) ss.
County of Windham  )

      Be it remembered that on this 18th day of December, 1997, personally came before me, a notary public in and for the county and state aforesaid, Alex Kwader, President and CEO of a corporation of the State of Delaware, the corporation described in and which executed the foregoing certificate, known to me personally to be such, and he the said President and CEO as such President and CEO, duly executed the said certificate before me and acknowledged the said certificate to be his act and deed and the act and deed of said corporation and the facts stated therein are true; that the signature of the said President and CEO of said corporation to said foregoing certificate is in the handwriting of the said President and CEO of said corporation, and that the seal affixed to said certificate is the common or corporate seal of said corporation.

      IN WITNESS WHEREOF, I have hereunto set my hand and seal of office the day and year aforesaid


                                                            /s/ Mary Larsen
                                                            --------------------
                                                            Notary Public


CERTIFICATE - 2

                       CERTIFICATE OF CORPORATE RESOLUTION

            I, Paul S. Street, do hereby certify that I am the duly elected and qualified Secretary and custodian of the official records of CPG Investors Inc., a corporation organized and existing under the laws of the State of Delaware.

            That the following is a true and correct copy of resolutions of the Board of Directors adopted on the 11th day of November, 1997 and that said resolutions have not been amended, altered or repealed and remain in full force and effect on the date hereof:

            RESOLVED, that the Board of Directors of CPG Investors Inc. ("Company"), as the parent of CPG Holdings Inc., hereby authorizes and approves the merger of CPG Holdings Inc., a wholly owned subsidiary of the Company, with and into the Company, pursuant to the State of Delaware short-form merger statute, Del. Code Ann., Title 8, Section 253, and that upon the effective date of the merger CPG Holdings Inc. will assume all of the obligations of CPG Holdings Inc., and the name of CPG Investors Inc. shall be changed to FiberMark Filter and Technical Products, Inc.; and be it

            FURTHER RESOLVED, that the President and CEO and the Secretary of the Company are hereby authorized to execute and file a Certificate of Ownership and Merger with the appropriate indication that the name of the surviving corporation will be FiberMark Filter and Technical Products, Inc.; and be it

            FURTHER RESOLVED, that the officers of the Company are directed and empowered to execute and deliver on behalf of the Company, and over its seal, any and all instruments necessary to effectuate this transaction.

            DATED this 18 day of December, 1997.


                                                        /s/ Paul S. Street
                                                        ------------------------
                                                        Secretary